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                                                                  Exhibit 10.5

                       INTERRUPTIBLE GAS SUPPLY CONTRACT

         This AGREEMENT for interruptible gas supply ("Gas Supply Agreement"), entered into this 27th day of February, 1995, by and between Northern Indiana Trading Co. ("NITCO") and Steel Dynamics, Inc. ("Customer"), WITNESSES that:

         WHEREAS, both parties are also parties, along with Northern Indiana Fuel & Light Company, Inc. ("NIFL"), and Crossroads Pipeline Company ("Crossroads") to a gas services agreement dated February 28, 1995 ("Gas Services Agreement"), for the rendering of interruptible gas transportation service by Crossroads and NIFL of Customer-owned gas, and the Gas Services Agreement contemplates, from time to time, the Customer's purchasing gas through arrangements made by NITCO on a best efforts basis;

         NOW, THEREFORE, in consideration of the mutual commitments hereinafter described, the parties agree that:

         1. Term. The term of this Agreement shall be coterminous with the term of the Gas Services Agreement.

         2. Gas Supply Service. The Customer shall notify NITCO of any Daily Supply Deliveries (as defined in the Gas Services Agreement) requested by it from NITCO, in accordance with the nomination procedures of the Gas Services Agreement. Upon NITCO's receipt of the Customer's timely nomination for Daily Supply Deliveries, NITCO will use its best efforts to obtain such deliveries for the Customer's account. NITCO will inform the Customer of the current price of available gas at the time of the Customer's nomination for Daily Supply Deliveries,
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and the Customer will then inform NITCO as to whether or not it desires to purchase the gas and how much, if any. If the Customer desires to purchase the gas, it will make the required nomination, and NITCO, as Customer's agent, will use its best efforts to acquire the gas for the Customer's account. NITCO reserves the right, in its reasonable discretion, to limit or reject the Customer's nomination due to the unavailability of interruptible gas supplies for sale to the Customer at a price which the Customer has specified as acceptable or for any other reason specified in the Gas Services Agreement. The Customer shall pay NITCO, as its agent, for gas purchased under this Agreement, and NITCO promptly thereafter shall pay the supplier for the gas.

         3. Ownership of the Gas. All gas purchased pursuant to this Agreement shall be titled in the name of, and owned by, the Customer. The services provided by NITCO hereunder will be solely those of an agent for the Customer.

         4. Miscellaneous. This Agreement is subject to all provisions of the Gas Services Agreement and intended to be supplemental thereto.

         This Agreement has been executed in duplicate by the duly authorized representatives of the Parties.


                                      STEEL DYNAMIC , INC.


Date:    02/17/95                     By: /s/
      ----------------------              ----------------------------


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                                      NORTHERN INDIANA TRADING
                                      COMPANY, INC.

Date:    02/27/95                     By: /s/ H.P. Conrad
      ----------------------              ----------------------------
                                            H.P. Conrad
                                            President


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PRIVILEGED AND CONFIDENTIAL


                          GAS SERVICES AGREEMENT (NIFL)

         THIS AGREEMENT, entered into this 3rd day of April, 1995, by and between Northern Indiana Fuel & Light Company, Inc. ("NIFL") and Steel Dynamics, Inc. ("SDI"), both Indiana corporations, WITNESSES that:

         WHEREAS, SDI intends to construct a steel manufacturing facility near Butler, Indiana ("SDI Facility") and needs natural gas service in connection with that facility, which NIFL is able to provide; and

         WHEREAS, the parties desire to expand industry and create additional jobs in NIFL's service territory, and the SDI Facility represents an opportunity to do so;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree that:

                                   ARTICLE I

                                TERM OF CONTRACT

         This Agreement shall be effective on the first day of the month following the month in which the Indiana Utility Regulatory Commission ("IURC") approves the NIFL economic development interruptible gas transportation rate schedule attached hereto as Exhibit A ("NIFL Rate") and shall terminate on December 31, 2000 ("Term"). NIFL shall be ready to serve SDI's Facility by mid-March, 1995. At the end of the Term, it shall be extended unless a party hereto gives written notice to the other party that the Agreement will not be renewed, which notice must be provided at least six (6) months prior to the end of the Term
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and any extension thereof. If such notice is not provided at least six (6)
months prior to the end of the Term, the Term shall be extended until the last day of the month which is at least six (6) months after the provision of written notice by either party to the other party that this Agreement will be terminated.

         NIFL shall promptly submit the NIFL Rate for approval by the IURC, which rate shall, by its terms, be coterminous with this Agreement. If the IURC does not approve the NIFL Rate, as submitted, this Agreement. shall be terminable by either SDI or NIFL, upon thirty (30) days written notice to the other party. A failure to timely terminate this Agreement by either party shall result in this Agreement remaining in full force and effect.

                                   ARTICLE II

                              NATURAL GAS SERVICE

         NIFL shall furnish, and SDI shall purchase, interruptible gas transportation service for the SDI Facility on the terms and conditions hereinafter described (all such services herein referred to collectively as "Natural Gas Service"). Such transportation service will be interruptible transportation of SDI's gas from NIFL's interconnection with Crossroads Pipeline Company near Butler, Indiana ("NIFL Connection") to SDI's on-site regulating station. On and after January 1, 1996, SDI's minimum average volume of Natural Gas Service at the SDI Facility shall be one thousand five hundred dekatherms per day (1,500 Dkt/d). Prior to that date SDI shall endeavor to meet such minimum, but


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shall not be required to do so, because of start-up conditions. Except (i) in those instances when energy service other than natural gas is required during periods of "curtailment," as provided in Article IV of this Agreement, or (ii) when gas supplies to SDI are interrupted due to any condition or occurrence beyond SDI's control, SDI shall not bypass the NIFL system by means of a direct or indirect connection with any other entity or supplier of natural gas service or supersede or diminish NIFL as the provider of gas transportation service to the SDI Facility through the use of an energy service or services other than natural gas.

                                  ARTICLE III

                       RATES AND CHARGES FOR GAS SERVICE

         1. For the Natural Gas Service rendered during the first five (5) years of the Term, SDI shall pay NIFL or its designated representative hereinafter ("NIFL") a service fee in accordance with NIFL Rate No. 9T for all quantities of SDI's gas delivered to the SDI Facility.

         2. Penalties and Charges Relating to Interstate Pipeline and Other Suppliers. To the extent that SDI actions or inaction cause NIFL to be assessed any penalties and/or charges by or related to interstate pipeline suppliers or other suppliers of gas or services, SDI shall reimburse NIFL for such penalties and charges upon being provided written documentation summarizing the actions causing the penalties or charges. To the extent that


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actions or inaction of NIFL cause SDI to be assessed any penalties and/or charges by or related to interstate pipeline suppliers or other suppliers of gas or services, NIFL shall reimburse SDI for such penalties and charges upon being provided written documentation summarizing the actions causing the penalties or charges.

                                   ARTICLE IV

                                  CURTAILMENT

         In the event of a gas supply or operational curtailment on the NIFL system which affects NIFL's ability to provide Natural Gas Service to the SDI Facility, its receipt of such service shall be subject to curtailment before the curtailment of NIFL customers receiving firm sales service.

                                   ARTICLE V

                                    BILLING

         NIFL will cause to be provided to SDI, or its designated representative ("SDI"), on or before the seventh (7th) day of every calendar month, by facsimile transmission, followed by the mailing of a copy, a detailed invoice for all services rendered under this Agreement. Each month SDI shall issue and send to NIFL payment of these invoices on SDI's "25th of the month check run" for the prior month's service. In the absence of written notice otherwise, these invoices and payments shall be sent to:

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               INVOICES          PAYMENTS
               --------          --------

        SDI                      NIFL
        C/O Accounts Payable     C/O H.P. Conrad
        4500 County Road 59      P.O. Box 526
        Butler, Indiana 46721    Auburn, Indiana 46706

         Interest on delinquent and unpaid amounts shall accrue at the published prime commercial lending rate established from time to time by National City Bank, Indiana, or its successor ("Prime Rate"), and is payable from the date due until the date upon which payment is made. Interest on any overpaid amounts shall accrue at the Prime Rate and is payable from the date paid by SDI until the date repaid by NIFL.

         In the event SDI fails to make timely and full payment of any invoice rendered by NIFL, and except as provided in the next paragraph, NIFL may terminate or suspend the provision of further Natural Gas Service to the SDI Facility. Such suspension or termination shall be without prejudice to any other rights any party may have with respect to its provision of Natural Gas Service to SDI. Such termination or suspension may be undertaken only if SDI has been given ten (10) days written notice, via telefax or hand delivery, of the intent by NIFL to terminate or suspend the provision of Natural Gas Service.

         Notwithstanding the foregoing paragraph, in the event SDI wishes to contest a portion of a billed amount, SDI shall pay the portion not contested and interest shall accrue at the rate specified in this ARTICLE on the unpaid portion while resolution of contested amounts is pending. However, the provisions of the


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preceding sentence shall not be applicable where SDI has failed to make timely payment of an invoice and has failed to provide adequate assurances, including advance payments if requested, of SDI's continued solvency.

         Upon providing NIFL with reasonable prior notification, during regular business hours and on regular business days, SDI, or its agent, shall have the right to examine relevant books, records, contracts and charts of NIFL to the extent reasonably necessary to verify the accuracy of any invoice, statement, test, chart, billing or computation made under or pursuant to any of the provisions of this Agreement.

                                   ARTICLE VI

                                    NOTICES

                Except for matters pertaining to billings provided for in
ARTICLE V of this Agreement, all notices and other communications shall be provided to the following:

                SDI                  NIFL
                ---                  ----

        Tracy Shellabarger       H.P. Conrad
        Vice President           P.O. Box 526
        4500 County Road 59      Auburn, IN 46706
        Butler, Indiana 46721

         A party may change the addresses stated above, as well as the recipient of notices, by providing written notification of that change to the other party.


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                                  ARTICLE VII

                                 FORCE MAJEURE

                  No party hereto shall be liable to the other for any act, omission or circumstance resulting from events beyond their reasonable control. Each party will use reasonable efforts and diligence to remove the cause of a force majeure condition and resume delivery or utilization of Natural Gas Service previously suspended. Natural Gas Service withheld from SDI during a force majeure condition will recommence upon the availability of such service and the end of such circumstances. No force majeure condition will relieve SDI from paying any invoice relating to Natural Gas Service previously rendered.

                  The term force majeure as used herein shall mean any act, omission or circumstance occasioned by or as a consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, vandalism, arrests and restraints of rulers and peoples, any strike or work stoppage, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, telecommunications failures or malfunctions, or computer failures or malfunctions, which frustrates the intent of the parties hereto and which has been resisted in good faith by all reasonable legal means, and any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming suspension


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and which by the exercise of due diligence such party is unable to prevent or overcome. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any event of force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is deemed to be inadvisable or inappropriate in the discretion of the party having the difficulty.

                                  ARTICLE VIII

                                   ASSIGNMENT

                  The benefits and obligations of this Agreement shall inure to and be binding upon successors and assigns, as the cause may be, of the original parties hereto, respectively, for the full term thereof; provided that no assignment thereof shall be made by either party without first obtaining the other party's prior written consent, which consent will not be unreasonably withheld. Unless expressly agreed to, no partial assignment of the Agreement can be made.

                                   ARTICLE IX

                         APPLICABLE LAW AND REGULATION

                  This Agreement shall be governed by the laws of the State of Indiana. Natural Gas Service under this Agreement shall be subject to the applicable rules, regulations, orders and


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standards of service for gas public utilities of the IURC and the Federal Energy
Regulatory Commission, as the same may be in effect from time to time, and all applicable state and federal laws, administrative orders, and regulations, including 170 IAC 5-1-22, as the same may be in effect from time.

                                   ARTICLE X

                       LIMITATION OF REMEDIES AND ACTIONS

                  Any claim pertaining to this Agreement must be commenced and litigated or otherwise resolved in Indiana. An action for breach of this Agreement must be commenced within one (1) year after the cause of action has accrued. The exclusive remedy for wrongful nondelivery of gas by NIFL, in the absence of NIFL's wilful misconduct or gross negligence, is, at NIFL's election,
(a) actual damages caused by the nondelivery which are economic and incidental and subject to establishment by clear and convincing evidence, or (b) the price value of the gas which was not delivered, or (c) the cost for NIFL to deliver a replacement quantity of such gas. No consequential damages arising from a breach of this Agreement shall be recoverable, in the absence of NIFL's wilful misconduct or gross negligence. The parties agree this exclusion of consequential damages is not unconscionable.




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                                   ARTICLE XI

                                INDEMNIFICATION

                  SDI agrees to indemnify, defend and hold harmless NIFL from all loss, damage or expense arising out of or in any way connected with the claims of any person, except claims for injuries and/or death of employees of NIFL arising out of and in the course of their employment, for injuries to person or property or for injury to or death of any person or persons due to the sole negligence of NIFL in the event that such loss, damage, injury or death shall be proximately caused by any act or omission, or any breach of any statutory duty of SDI, or its employees or agents, occurring in the performance of this Agreement.

                  NIFL agrees to indemnify, defend and hold harmless SDI from all loss, damage or expense arising out of or in any way connected with the claims of any person, except claims for injuries and/or death of employees of SDI arising out of and in the course of their employment with SDI, for injuries to person or property occasioned by the provision of Natural Gas Service, except for any liability for loss or damage to property or for injury or death of any person or persons due to SDI's sole negligence, in the event that such loss, damage, injury or death shall be proximately caused by any act or omission, or any breach of any statutory duty of NIFL, or its employees or agents, occurring in the performance of this Agreement.



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                  In the event any loss, damage, expense, or claim occurs for which SDI and NIFL are ultimately each found to have been at fault in proximately causing the loss, damage, expense, or claim, NIFL and SDI shall both bear their own separate costs of defense and the proportionate share of such liability.

                  This ARTICLE is severable from the other portions of this Agreement. A breach of this ARTICLE is not a breach of the entire Agreement. If this ARTICLE is found to be unenforceable, the remaining portions of this Agreement shall remain in force and effect.

                                  ARTICLE XII

                               FAILURE TO PERFORM

                  Except as otherwise provided for herein, if any party fails to perform any of the covenants or obligations imposed upon it under this Agreement (except where such failure is excused under other provisions hereof), then in such event a party not in default may, at its option (without waiving any other remedy for breach thereof), notify in writing the party in default, stating specifically the nature of the default and declaring it to be the intention of the party giving such notice to cancel the Agreement if the default is not cured as hereinafter provided. Cancellation under this ARTICLE shall require a substantial and material default. The party in default will have thirty (30) days after receipt of the aforesaid notice is which to remedy such default as stated in the notice, and if within said



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thirty (30) days the party in default does so remove said cause or causes and fully indemnifies the party not in default for any and all consequences resulting from that default, then this Agreement shall remain in force and effect.

                                  ARTICLE XIII

                               WARRANTY OF TITLE

                  Each party warrants to the other party that it will, at the time and place of delivery of gas asserted to be owned by it under this Agreement, have good title or good right to all volumes delivered on its behalf and further warrants for itself, its successors and assigns that such gas shall be free and clear of all liens, encumbrances, and claims of those not parties hereto; and that it will indemnify and save the other party harmless for all suits, actions, debts, accounts, damages, costs, losses or expenses (including reasonable attorney's fees) arising from or out of the adverse claims arising from or out of the same. This paragraph shall not apply to gas redelivered by NIFL to SDI, where NIFL or an affiliate took title as agent for or otherwise on behalf of SDI.

                                  ARTICLE XIV

                            DISCLAIMER OF WARRANTIES

                  Except as provided in ARTICLE XIII, NIFL disclaims and excludes all warranties implied and express, including all warranties of fitness for a particular purpose and all warranties




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of merchantability. SDI agrees its attention has been drawn to this exclusion of warranties.

                                   ARTICLE XV

                                  SEVERABILITY

                  If any provision hereof shall be found to be inoperative or in violation of any law or regulation, only that provision shall be deleted from the Agreement, and the remainder of the Agreement shall not be affected.

                                  ARTICLE XVI

                                ENTIRE AGREEMENT

                  This Agreement constitutes the entire understanding of NIFL and SDI with respect to the subject matter hereof and supersedes any and all prior oral and written agreements. No modification or amendment of this Agreement is binding on the parties unless in writing and executed by duly authorized representatives of the parties.

                                  ARTICLE XVII

                                     WAIVER

                  No provision of this Agreement is waived and no breach consented to, unless the waiver or consent is in writing and signed by the waiving or consenting party. A waiver of or consent to a provision of breach is not a waiver of, consent to or excuse for a different or subsequent breach. Failure to enforce an obligation hereunder is not a waiver.




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                                 ARTICLE XVIII

                                   AUTHORITY

                  Each party has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each has been properly authorized and empowered to enter into this Agreement. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

                  This Agreement has been executed in duplicate by the duly authorized representatives of the Parties.


                                   STEEL DYNAMICS, INC.



Date:  04/03/95                    By: /s/ Tracy Shellabarger
     -------------------------        ------------------------------------

                                   NORTHERN INDIANA FUEL AND LIGHT COMPANY


Date:   4/5/95                     By: /s/ H.P. Conrad, Jr.
     -------------------------        ------------------------------------
                                        H.P. Conrad
                                        President




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
                                   Exhibit A



NORTHERN INDIANA FUEL & LIGHT CO., INC.                         Sheet No. ______


           ECONOMIC DEVELOPMENT INTERRUPTIBLE GAS TRANSPORTATION RATE

                                                                     Rate No. 9T

AVAILABILITY

Available to all customers who contract with the Company for gas transportation service for a minimum of five (5) years and, together with any other customers located on the site described below, for a minimum average aggregate volume of not less than 15,000 therm's per day. Customers on this rate must

1.       have an alternate capability;

2. be located on the Company's transmission main connecting to, and running south from, the main east-west pipeline of Crossroads Pipeline Company ("Crossroads Pipeline") to a tract bordered on the north by County Road 42, on the east by County Road 59, on the west by County Road 55 and on the south by the Sol Shank Ditch;

3. have made arrangements by which volumes of gas owned by it can be delivered into the Company's transmission system or the Crossroads Pipeline; and

4. require no additional facilities from the Company for the Company to provide the transportation service to the customer.

CHARACTER OF SERVICE

Gas service purchased hereunder shall be interruptible and shall be subject to complete or partial curtailment, at the option of the Company and upon the giving of notice to the customer.

RATE

Facilities charge $200.00 per meter
Usage charge $0.0425 Dth

MINIMUM CHARGE

The minimum monthly charge shall be the facilities charge.

TERMS OF PAYMENT

All bills on this rate schedule shall be rendered and due monthly.

RATE ADJUSTMENT

This rate shall be subject to any adjustment occasioned by "take-or-pay" or FERC Order 636 transition costs passed through to the Company by other pipelines.

RULES AND REGULATIONS

Service supplied under this rate schedule shall be governed by the Rules and Regulations of the Company, as approved by the Indiana Utility Regulatory Commission and in force from time to time.

Issued Dated:                               Effective:
Issued by:        H.P. Conrad, Jr.
                  President




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